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                              CERTIFICATE OF TRUST

                                       OF

                          REDWOOD CAPITAL EQUITY FUNDS

This Certificate of Trust, a business trust to be registered under the Investment Company Act of 1940, as amended, is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit. 12,
Section 3801 ET SEQ.) and sets forth the following:

     1.   The name of the trust is:  Redwood Capital Equity Funds (the "Trust").

     2. The business address of the registered office of the Trust and of the registered agent of the Trust is:

               The Corporation Trust Company
               1209 Orange Street
               Wilmington, Delaware 19891

     3. The name and business address of initial trustees of the Trust are as follows:

               Michael Engelhart
               Soualiou Fadiga
               Redwood Capital Advisors, Inc.
               19 Spear Road, Suite 103
               Ramsey, New Jersey  07446

     4.   This Certificate shall be effective upon filing.

     5. Notice is hereby given that the Trust shall consist of one or more investment series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series.

     This Certificate is executed this 14th day of November, 1996, upon the penalties of perjury and constitutes the oath or affirmation that the facts stated above are true to the undersigned initial trustee's belief or knowledge.

                                        /s/ Michael Engelhart
                                        -------------------------------
                                        Michael Engelhart, as
                                        Trustee and not individually



                                        /s/ Soualiou Fadiga
                                        -------------------------------
                                        Soualiou Fadiga, as
                                        Trustee and not individually